UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

APRIL 3, 2001

NORTHROP GRUMMAN CORPORATION (Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067
www.northgrum.com
(Address of principal executive offices and internet site)

(310) 553-6262
(Registrant's telephone number, including area code)

Northrop Grumman Corporation and Subsidiaries

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(b)	Pro Forma Financial Information

In April 2001, Northrop Grumman acquired approximately 97.3% of the outstanding Common Shares of Litton Industries and 58.6% of the preferred stock of Litton. Northrop Grumman subsequently acquired the remaining Common and Preferred Shares of Litton for cash and now owns 100% of the outstanding shares of Litton.

        The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of each of Northrop Grumman Systems Corporation, Northrop Grumman Corporation and Litton Industries, Inc. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the purchase method of accounting, with Northrop Grumman treated as the acquiror and as if the Litton acquisition had been completed as of the beginning of the periods presented for statements of income purposes and on March 31, 2001 for statement of financial position purposes.

        The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of Northrop Grumman Systems, Northrop Grumman and Litton adjusted to give effect to the Litton acquisition. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma statements have been developed from (a) the audited consolidated financial statements of Northrop Grumman Systems contained in its Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2001, and (b) the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for the period ended January 31, 2001. In addition, the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Reports on Form 10-Q for the periods ended January 31, 2000 and January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Grumman Systems and Northrop Grumman.

Northrop Grumman Corporation and Subsidiaries

        Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with the excess recorded as goodwill. These Unaudited Pro Forma Condensed Combined Financial Statements reflect preliminary estimates of the fair market value of the assets and liabilities acquired and the related allocations of purchase price, and preliminary estimates of adjustments necessary to conform Litton data to Northrop Grumman's accounting policies. The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton acquisition, or recognition of liabilities associated with potential restructurings, except for preliminary estimates of costs to consolidate the Litton and Northrop Grumman Corporate Offices. Northrop Grumman is currently reviewing the preliminary estimates of the fair market value of assets and liabilities acquired, including preliminary valuation study results for intangible assets, property, plant and equipment, and retiree benefits assets and liabilities and is evaluating several possible restructuring activities of Litton operations. The final determination of the fair market value of assets and liabilities acquired and final allocation of the purchase price may differ from the amounts assumed in these Unaudited Pro Forma Condensed Combined Financial Statements. Adjustments to the purchase price allocations are expected to be finalized December 31, 2001, and will be reflected in future Northrop Grumman filings. There can be no assurance that such adjustments will not be material.

        The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had the Litton acquisition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

        The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Grumman Systems, Northrop Grumman and Litton.

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Financial Position
March 31, 2001
($ in millions)

	Northrop		Pro Forma
	Grumman	Litton	Adjustments		Combined

Assets:
Current assets

Cash and cash equivalents	$1,636	$74	$(1,500)	(a)	$210
Accounts receivable	1,493	794	(264)	(a)	2,023
Inventoried costs	749	784	(184)	(a)	1,349
Deferred income taxes	22	372	—		394
Prepaid expenses	66	33	(2)	(a)	97

Total current assets	3,966	2,057	(1,950)		4,073

Property, plant and equipment, net	1,014	870	258	(a)	2,142

Other assets
Goodwill and other purchased intangibles	4,380	1,230	2,748	(a)	8,358
Prepaid retiree benefits cost and intangible pension asset	1,469	589	356	(b)	2,414

Other assets	356	162	(24)	(a)	494

	6,205	1,981	3,080		11,266

	$11,185	$4,908	$1,388		$17,481

Liabilities and Shareholders' Equity:
Current liabilities
Notes payable and current portion of long term debt	$—	$184	$—		$184
Accounts payable	491	310	—		801
Accrued employees' compensation	325	226	112	(a)	663
Advances on contracts	468	204	—		672
Income taxes	769	62	—		831
Other current liabilities	531	474	28	(a)	1,033

Total current liabilities	2,584	1,460	140		4,184

Long-term debt	3,105	1,293	1,026	(a)	5,424
Accrued retiree benefits	1,108	303	(22)	(b)	1,389
Deferred tax and other long-term liabilities	381	241	372	(a)	994

Redeemable Preferred Stock	—	—	350	(a)	350

Shareholders' equity
Paid in Capital	1,214	413	720	(a)	2,347
Retained earnings	2,817	1,254	(1,254)	(a)	2,817
Accumulated other comprehensive loss	(24)	(56)	56	(a)	(24)

	4,007	1,611	(478)		5,140

	$11,185	$4,908	$1,388		$17,481

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Income
Quarter Ended March 31, 2001
(In millions, except per share)

	Northrop		Pro Forma
	Grumman	Litton	Adjustments		Combined

Sales and service revenues	$1,986	$1,345	$(18)	(c)	$3,313

Cost of sales
Operating Costs	1,548	1,120	6	(c)(d)(e)	2,674
Administrative and general expenses	248	121	—		369

Operating margin	190	104	(24)		270
Interest expense	(47)	(27)	(47)	(f)	(121)
Other, net	17	3	—		20

Income from continuing operations
before income taxes	160	80	(71)		169
Federal and foreign income taxes	57	30	(25)	(g)	62

Income from continuing operations	$103	$50	(46)		107

Less dividends paid
to preferred shareholders			(6)	(h)	(6)

Income available to common shareholders			$(52)		$101

Average shares basic	72.19				85.19
Average shares diluted	72.76				86.01

Basic earnings per share:
Continuing operations	$1.43				$1.19

Diluted earnings per share:
Continuing operations	$1.42				$1.17*

*	Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

Northrop Grumman Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined
Statement of Income
Year Ended December 31, 2000
(In millions, except per share)

	Northrop		Pro Forma
	Grumman	Litton	Adjustments		Combined

Sales and service revenues	$7,618	$5,626	$(61)	(c)	$13,183

Cost of sales
Operating Costs	5,446	4,669	(10)	(c)(d)(e)	10,105
Administrative and general expenses	1,074	491	—		1,565

Operating margin	1,098	466	(51)		1,513
Interest expense	(175)	(105)	(197)	(f)	(477)
Other, net	52	16	—		68

Income from continuing operations
before income taxes	975	377	(248)		1,104
Federal and foreign income taxes	350	151	(87)	(g)	414

Income from continuing operations	$625	$226	(161)		690

Less dividends paid
to preferred shareholders			(25)	(h)	(25)

Income available to common shareholders			$(186)		$665

Average shares basic	70.58				83.58
Average shares diluted	70.88				87.19

Basic earnings per share:
Continuing operations	$8.86				$7.96

Diluted earnings per share:
Continuing operations	$8.82				$7.91*

*	Calculated by dividing income from continuing operations by average shares diluted, which is calculated assuming preferred shares are converted to common shares, resulting in the most dilutive effect.

Northrop Grumman Corporation and Subsidiaries

Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

(a)	Adjustments to (i) record issuance of preferred and common stock, (ii) eliminate the equity of Litton, (iii) record the new financing of the Litton acquisition and the additional acquisition related costs, (iv) record refinancing of debt using the new credit facilities and (v) record assignment of the purchase price to assets and liabilities in conformance with Northrop Grumman accounting policies based upon the preliminary estimates of their respective fair values. Northrop Grumman is compiling data to determine the final allocation of the purchase price, a process which is expected to be completed by December 31, 2001.

(b)	Adjustment to record preliminary estimate of additional prepaid pension asset and reduction of postretirement benefit liability. Northrop Grumman is reviewing the actuarial data regarding the pension and retiree benefit plans and based on the results of that review, which is expected to be completed by December 31, 2001, further adjustments may be recorded.

(c)	Adjustment to eliminate intercompany sales and cost of sales transactions between Northrop Grumman and Litton.

(d)	Adjustment to amortize the preliminary estimate of goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 27 years on a straight line basis.

(e)	Adjustment to record revised pension income in conformance with Northrop Grumman actuarial pension assumptions and the restatement to fair value of Litton pension assets and liabilities.

(f)	Adjustment to record interest expense and the amortization of debt issuance costs on new financing for the acquisition of Litton at a weighted average rate of 7.2 and 7.5 percent for the quarter ended March 31, 2001 and the year ended December 31, 2000, respectively.

(g)	Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.

(h)	Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for redeemable preferred stock issued in the acquisition.

Northrop Grumman Corporation and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)
formerly NNG, Inc.

Date: June 14, 2001	by /s/ Robert B. Spiker Robert B. Spiker Corporate Vice President and Controller